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                                                                  Exhibit 24.(a)

                     [Letterhead of Scarano & Lipton, P.C.]

February 3, 1997

NeuroCorp, Ltd.
150 White Plains Road
Tarrytown, NY 10591

We hereby consent to the use of our name "as experts", in the "Summary Financial Information" section and the use of our opinion dated April 5, 1996 for NeuroCorp, Ltd. to be included in the Amendment No. 3 to Form SB-2 Registration Statement being filed for NeuroCorp, Ltd.

Very truly yours,


/s/ Scarano & Lipton, P.C.
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Scarano & Lipton, P.C.